As filed with the Securities and Exchange Commission on May 12, 2004
                                                      Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

           -----------------------------------------------------------

                                       S-8

           -----------------------------------------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           -----------------------------------------------------------

                               Optimal Group Inc.
               (Exact Name of Registrant as Specified in Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0160833
                      (I.R.S. Employer Identification No.)

                              1 Place Alexis-Nihon
                   3400 de Maisonneuve Blvd. West, 12th Floor
                        Montreal (Quebec) Canada H3Z 3B8
                    (Address of Principal Executive Offices)

                             1997 Stock Option Plan
                            (Full Title of the Plan)

       CT Corporation System, 111 Eighth Avenue, New York, New York 10011
                     (Name and Address of Agent for Service)

                                 (212) 894-8400
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                               625 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 308-8866

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
    Title of                             Proposed Maximum    Proposed Maximum         Amount
   Securities             Amount          Offering Price    Aggregate Offering          Of
To Be Registered     To Be Registered      Per Share(1)          Price(1)        Registration Fee
-------------------------------------------------------------------------------------------------
Class "A" shares
without par value     3,000,000(2)(3)        $7.15             $21,450,000            $2,717.72
=================================================================================================

(1) Pursuant to Rule 457(c) and (h), calculated for an aggregate of 3,000,000 Class "A" shares that may be issued under options available for grant under the Plan by averaging the high and low prices of the Class "A" shares as reported on the Nasdaq National Market, on May 6, 2004.

(2) Represents Class "A" shares issuable upon exercise of stock options granted or to be granted under the Plan for which no registration statement has previously been filed.

(3) Pursuant to Rule 416(c), this registration statement also covers such indeterminate number of Class "A" shares that may become issuable in accordance with the anti-dilution provisions of the Plan.

                                EXPLANATORY NOTE

      On May 21, 1998, Optimal Group Inc., formerly, Optimal Robotics Corp., (the "registrant") filed a registration statement on Form S-8 (registration no. 333-08794, the "Initial Registration Statement") registering 3,180,000 Class "A" shares, no par value ("common shares"), of which 3,000,000 common shares were issuable upon exercise of stock options granted under or subsequently made subject to the registrant's 1997 Stock Option Plan, as amended (the "Plan"). On July 20, 2001, the registrant filed a registration statement on Form S-8 (registration no. 333-65530, the "July 2001 Registrant Statement") registering 3,000,000 common shares, issuable upon exercise of stock options granted under or subsequently made subject to the the Plan. The registrant has prepared this registration statement to register an additional 3,000,000 common shares issuable upon exercise of options granted or available for grant under the Plan. Pursuant to Form S-8, General Instruction E, the registrant incorporates by reference herein the contents of the Initial Registration Statement (333-08794) and the July 2001 Registration Statement (333-65530).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement pursuant to the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Not applicable.

Item 3. Incorporation Of Documents By Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      o registrant's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 10, 2004;

      o registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Commission on April 30, 2004;

      o All current reports of the registrant filed on Form 8-K or 8-K/A since the end of the last fiscal year ended December 31, 2003.

Item 5. Interests of Named Experts and Counsel.

      Leon P. Garfinkle, who has issued the legal opinion filed herewith as
Exhibit 5.1, is the Senior Vice President, General Counsel and Secretary of the Registrant.

Item 8. Exhibits.

      4.1   1997 Stock Option Plan of the Registrant, as amended.

      5.1   Opinion of Leon P. Garfinkle.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Leon P. Garfinkle (included in Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this registration statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on May 12, 2004.

                                     OPTIMAL GROUP INC.
                                     (Registrant)



                                     By:          /s/ Neil S. Wechsler
                                         ---------------------------------------
                                         Neil S. Wechsler, Co-Chairman and Chief
                                         Executive Officer (Principal Executive
                                         Officer)


                                     By:          /s/ Gary S. Wechsler
                                         ---------------------------------------
                                         Gary S. Wechsler, Treasurer and Chief
                                         Financial Officer (Principal Accounting
                                         Officer)

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Neil S. Wechsler and Gary S. Wechsler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full authority to execute in the name of each such person in the capacities indicated below, and to file with the Securities and Exchange Commission, together with any exhibits thereto, any and all amendments, including post-effective amendments, to this registration statement necessary or advisable to enable the Registrant to comply with the applicable provisions of the Securities Act and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                         Date
---------                                -----                         ----


/s/ Neil S. Wechsler                    Director                    May 12, 2004
-----------------------------
Neil S. Wechsler


/s/ Holden L. Ostrin                    Director                    May 12, 2004
-----------------------------
Holden L. Ostrin


/s/ Henry M. Karp                       Director                    May 12, 2004
-----------------------------
Henry M. Karp


/s/ Leon P. Garfinkle                   Director                    May 12, 2004
-----------------------------
Leon P. Garfinkle


/s/ Sydney Sweibel                      Director                    May 12, 2004
-----------------------------
Sydney Sweibel


/s/ Jonathan J. Ginns                   Director                    May 12, 2004
-----------------------------
Jonathan J. Ginns


/s/ James S. Gertler                    Director; Authorized        May 12, 2004
-----------------------------           U.S. Representative
James S. Gertler


/s/ Thomas D. Murphy                    Director                    May 12, 2004
-----------------------------
Thomas D. Murphy

                                  EXHIBIT INDEX

Exhibit No.       Title
-----------       -----

    4.1           1997 Stock Option Plan of the Registrant, as amended.

    5.1           Opinion of Leon P. Garfinkle.

    23.1          Consent of KPMG LLP.

    23.2          Consent of Leon P. Garfinkle (included in Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page of this registration statement).